UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2013

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Gran Tierra Energy Inc.

(Exact name of Registrant as specified in its charter)

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Nevada	001-34018	98-0479924
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

300, 625 - 11th Avenue S.W.

Calgary, Alberta, Canada T2R 0E1

(Address of principal executive offices)

(403) 265-3221

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 30, 2013, Gran Tierra Energy Colombia Ltd. (“Gran Tierra Colombia”) and Petrolifera Petroleum (Colombia) Limited (formerly Solana Petroleum Exploration Colombia Ltd., “Petrolifera Colombia”), both wholly owned indirect subsidiaries of Gran Tierra Energy Inc. (“Gran Tierra”), entered into transportation agreements (the “Transportation Agreements”) with CENIT Transporte Y Logistica de Hidrocarburos S. A. S. (“CENIT”), each dated August 31, 2013, each of which Transportation Agreements had a term of one year ending August 31, 2014. Pursuant to the Transportation Agreements, each of Gran Tierra Colombia and Petrolifera Colombia have the right to transport up to 10,000 barrels of oil per day, subject to availability of capacity, of production crude oil production from the Chaza Block, Santana Block and Guayuyaco Block in Colombia: (1) from Santana Station to CENIT’s facility at Orito through CENIT’s Mansoya – Orito Pipeline, at a rate of $0.5608 per barrel, and (2) from CENIT’s facility at Orito to the Port of Tumaco through CENIT’s Orito – Tumaco Pipeline, at a rate of $3.3561 per barrel. Each of Gran Tierra Colombia and Petrolifera Colombia can request that CENIT transport additional crude oil in excess of 10,000 barrels of oil per day through the pipelines on the same terms, which CENIT may do at its sole discretion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gran Tierra Energy Inc.

By:	/s/ David Hardy
	Name:	David Hardy
	Title:	General Counsel, Vice President, Legal and Secretary

 Dated: October 4 , 2013